Exhibit 5.1(a)

Flangas Law Group

Writer's email: kps@fdlawlv.com

December 11, 2024

Board of Directors

Kartoon Studios, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

Re:	Kartoon Studios, Inc. Registration Statement on Form S-1/A

Ladies and Gentlemen:

We have acted as special Nevada counsel to Kartoon Studios, Inc., a Nevada corporation (the “Company”) and have examined the Amended Registration Statement on Form S-1/A (as it may be amended from time to time, the “Registration Statement”) and prospectus contained therein (the “Prospectus”), to be filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration of (i) shares of common stock, $0.001 par value per share (the “Shares”) together with warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) issuable on the exercise of warrants; or, in lieu of Shares, pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (“Pre-Funded Warrant Shares”); and (ii) placement agent warrants (the “Placement Agent Warrants” to purchase shares of Common Stock (the “Placement Agent Warrant Shares” and, together with the Shares, the Warrants, the Warrant Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, and the Placement Agent Warrants, the “Securities”). The proposed maximum aggregate offering price of the Securities is $14,681,250. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of Nevada. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

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December 11, 2024

For purposes of the opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s common stock will be available for issuance when the Securities are issued.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.	The Shares have been duly authorized and, when issued and sold in accordance with, and in the manner described in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

3.	The Warrants have been duly authorized.

4.	The Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company upon valid exercise of the Pre-Funded Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Pre-Funded Warrants, such Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

5.	The Pre-Funded Warrants have been duly authorized.

6.	The Pre-Funded Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company upon valid exercise of the Pre-Funded Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Pre-Funded Warrants, such Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

7.	The Placement Agent Warrants have been duly authorized.

8.	The Placement Agent Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company upon valid exercise of the Placement Agent Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Placement Agent Warrants, such Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/FLANGAS LAW GROUP

FLANGAS LAW GROUP